Exhibit 99.1


NEWS FROM _________________________________________________________________
[HEALTHSOUTH GRAPHIC OMITTED]


Media Contact                                                    June 14, 2006
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Andy Brimmer, 205-410-2777

         HEALTHSOUTH COMPLETES OFFERING OF $1.0 BILLION OF SENIOR NOTES

BIRMINGHAM, Ala., June 14, 2006 - HealthSouth Corporation (OTC Pink Sheets:
HLSH) announced today the completion of its private offering of $1.0 billion aggregate principal amount of its senior notes, which included $375 million in aggregate principal amount of its floating rate senior notes due 2014 (the "Floating Rate Notes") at par and $625 million aggregate principal amount of its 10.750% senior notes due 2016 at 98.505% of par. The Floating Rate Notes will bear interest at a per annum rate equal to six-month LIBOR plus 6.0%.

         The Company used the proceeds from the issue, along with cash on hand, to repay all outstanding borrowings under its interim loan agreement which it entered into on March 10, 2006.

         "This is the last step in our debt refinancing effort, which positions us to better execute on key operational initiatives as we move forward," said Jay Grinney, HealthSouth's President and CEO. "We are pleased to have completed this transaction, especially in light of the current challenges in the high yield market. Our new capital structure, announced in March 2006, provides us with improved operational flexibility; increases our liquidity by providing greater access to our revolving credit facility; reduces our refinancing risk by extending our debt maturities; and reduces our exposure to interest rate fluctuations. In addition, because a large portion of the new structure is pre-payable, it provides the appropriate platform to achieve our goal of reducing our debt by $1 billion over the next five years."

         The notes were issued in a private placement to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and outside of the United States pursuant to Regulation S under the Securities Act.

         The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release shall not constitute an offer to sell or a solicitation of an offer to buy such notes in any jurisdiction in which such an offer or sale would be unlawful and is issued pursuant to Rule 135c under the Securities Act.

About HealthSouth

HealthSouth is one of the nation's largest providers of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide. HealthSouth can be found on the Web at www.healthsouth.com.


Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to the investigation by the Department of Justice into HealthSouth's financial reporting and related activity calling into question the accuracy of the company's previously filed financial statements; the consummation of the proposed settlement of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; HealthSouth's ability to successfully remediate its internal control weaknesses; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the company's SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended March 31, 2006.

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